Exhibit 99.1

ALPHA INNOTECH REPORTS SECOND QUARTER 2009 RESULTS

August 5, 2009 – Alpha Innotech Corp, San Leandro, California

Alpha Innotech Corp (OTCBB:APNO), a leading provider of bioanalytical systems for drug discovery and life science research, today reported financial results for their second quarter ending June 30, 2009.

Second quarter revenues of $4.2 million were flat from the $4.2 million of revenues reported in the same period in 2008.

The Company posted a net loss of $15,785 in the second quarter ending June 30, 2009 as compared to a $23,199 net profit in the comparable period of 2008.

Excluding interest, depreciation and share-based compensation, on a non-GAAP basis, the Company had net income of $429,056 for the three months ended June 30, 2009 compared to $456,448 for the three months ended June 30, 2008. The non-GAAP net income is reconciled to comparable GAAP net income in the table below entitled “Non-GAAP Calculation of Net Income”.

For the six months ended June 30, 2009, revenues remained at $7.9 million compared to the $7.9 million for the six months ended June 30, 2008. The Company reported net loss for the six months ended June 30, 2009 of $234,748, or $0.02 per share, compared to net income of $21,142, or less than $0.01 per share, for the six months ended June 30, 2008.

Excluding interest, depreciation and share-based compensation, on a non-GAAP basis, the Company had net income of $671,010 for the six months ended June 30, 2009 compared to a net income of $794,758 for the six months ended June 30, 2008. The non-GAAP net income is reconciled to comparable GAAP net income in the table entitled “Non-GAAP Calculation of Net Income.”

On July 14, 2009, we received a letter from General Electric Healthcare (GEHC) terminating our supply agreement with them effective May 2010. During the remainder of the term of the agreement we will continue shipping systems to GEHC as customer demand requires. While we may continue to supply GEHC with systems as well as support for their installed base, we assume future revenues will be minimal from GEHC beginning in our third quarter of 2009. During the six months ended June 30, 2009, revenue from GEHC was $705,000 compared to $1.4 million for the six months ended June 30, 2008.

“Excluding the GEHC business, our second quarter 2009 revenues grew 17% compared to the second quarter of 2008. “The growth, during the second quarter of 2009, in our non-GEHC revenues was greater than the nearly $600,000 decline in GEHC revenues for the three months ended June 30, 2009 compared to the three months ended June 30, 2008,” stated Ron Bissinger, Chief Executive Officer of Alpha Innotech Corp. “As a percentage of our total revenues, we have been reducing our dependency on GEHC business since 2007. We expect continuing growth from our own global channel expansions and introduction of new products,” he continued.

Recent Product Highlights

•	We launched FluorChem® Xplor, a complete solution for the imaging and analysis of 2D gels, chemiluminescent Westerns, and 1D protein and nucleotide gels.

•	We launched our latest software product, AlphaView 3.0 software, which offers automation, improved lab workflow, and increased throughput for imaging customers.

More information on Alpha Innotech can be found at the Company’s website www.alphainnotech.com.

About Alpha Innotech Corp.

With over 10,000 systems sold worldwide, Alpha Innotech is a leading developer, manufacturer and marketer of digital imaging and analysis systems for the life science research and drug discovery markets. Our goal is to combine instruments, reagents and bioinformatics software in order to offer integrated modular technology platforms for functional genomics, proteomics, and cell analysis markets. Our customers include pharmaceutical and biotechnology companies, as well as universities, medical centers, government research institutes, and agencies worldwide.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with GAAP, the Company is also providing non-GAAP financial information. The presentation of non-GAAP financial information should be considered in addition to the Company’s GAAP results and is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with GAAP. The Company believes that both management and investors benefit from referring to non-GAAP financial information, since GAAP excludes certain expenses in their assessment of the Company’s performance. The Company also believes that investors benefit from an increased transparency of the supplemental information which management uses in its financial and operational decision making.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements related to the continued expansion of our international sales channel, our continued development, manufacture and supply of new products, our relationship with GEHC, and is subject to the safe harbor created by those sections. Words such as “will,” “expect,” “believe,” “suggest,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, the loss of revenues from the cancellation of the Company’s agreement with GEHC, worldwide economic conditions and our ability to grow our non-GEHC revenue, any of which could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described under “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to update the forward-looking statements contained in this news release except as required by law.

Contact:

Alpha Innotech Corp.

Michael P. Henighan, CFO

Tel: 510-483-5610

Alpha Innotech Corp.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$4,248	$4,243	$7,939	$7,911
Cost of Goods Sold	1,889	1,857	3,577	3,414

Gross profit	2,359	2,386	4,362	4,497
Operating expenses:
Sales and Marketing	1,232	1,313	2,417	2,498
Research and Development	353	273	666	648
General and Administrative	603	590	1,149	1,157

Total operating expenses	2,188	2,176	4,232	4,303

Income from operations	171	210	130	194

Other income (expense):

Interest expense	(186)	(188)	(356)	(271)
Other income (expense), net	(1)	1	(9)	(2)
Sale of patents	—	—	—	100

Net income (loss) applicable to common stockholders	$(16)	$23	$(235)	$21

Net income (loss) per share:
Basic	$(0.00)	$0.00	$(0.02)	$0.00

Diluted	$(0.00)	$0.00	$(0.02)	$0.00

Weighted average shares outstanding:
Basic	10,940	10,874	10,932	10,694

Diluted	10,940	11,281	10,932	10,893

Alpha Innotech Corp.

Condensed Consolidated Balance Sheets

As of June 30, 2009 and December 31, 2008

(in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$266	$649
Restricted cash	50	50
Accounts receivable, net	2,569	3,033
Inventory, net	2,275	1,464
Prepaid expenses and other current assets	93	155

Total current assets	5,253	5,351
Property and equipment, net	715	790
Loan costs, net	48	120
Other assets	110	90

Total assets	$6,126	$6,351

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$1,635	$880
Accrued liabilities	850	1,110
Current portion of debt	2,234	2,936
Deferred revenue	1,114	1,217
Other liabilities	121	152

Total current liabilities	5,954	6,295
Debt, net of current portion	157	152
Total shareholders’ equity (deficit)	15	(96)

Total liabilities and shareholders’ deficit	$6,126	$6,351

Alpha Innotech Corp.

Non-GAAP Calculation of Net Income

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP net income (loss)	$(16)	$23	$(235)	$21
Interest	186	188	356	271
Depreciation	133	108	276	245
Share-based compensation	126	137	274	257

Non-GAAP basis income	$429	$456	$671	$794